CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of HomeBase, Inc. and subsidiaries on Form S-8 (file Nos. 33-29473, 33-40155,
33-60335,  33-60337 and 333-32473)  and on Form S-3 (File No.  333-43789) of our
report dated March 2, 1999 on our audits of the consolidated financial statements of HomeBase, Inc. as of January 30, 1999 and January 31, 1998, and for the three years ended January 30, 1999, January 31, 1998 and January 25, 1997, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Los Angeles, California
April 8, 1999